Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211864) and Form S‑8 (Nos. 333-209816, 333-202857, and 333-200145) of Nevro Corp. of our report dated February 23, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 23, 2017